STANDBY PURCHASE AND
NOTE SUPPORT AGREEMENT

    This Standby Purchase and Note Support Agreement (this "Agreement") is made and entered into as of August 16, 1999 by and among Louisiana-Pacific Corporation, a Delaware Corporation ("L-P"), Bank of America, N.A., a national banking association ("BofA"), and Canadian Imperial Bank of Commerce, a Canadian chartered bank ("CIBC").

RECITALS:

    A.  As described in an Offer and Circular (the "Circular"), dated August 16, 1999, Louisiana-Pacific Acquisition Inc., a wholly owned subsidiary of L-P ("L-P Acquisition"), is making a tender offer (the "Offer") for all of the outstanding shares of capital stock (the "Shares") of Le Groupe Forex Inc. ("Forex"). Each of BofA and CIBC acknowledges that it has received and reviewed a copy of the Circular.

    B.  Pursuant to the terms of the Offer, each holder of Shares may elect to receive the purchase price for his or her Shares in cash, installment notes issued by L-P Acquisition and guaranteed by L-P (the "Installment Notes"), or a combination of cash and Installment Notes. However, as described in the Circular, all Installment Notes that would otherwise be issuable to holders of Shares who are Non-Canadian Shareholders (as such term is defined in the Circular) in accordance with the terms of the Offer will instead be issued and delivered to the Depositary (as such term is defined in the Circular), and are to be pooled and sold by the Depositary to BofA.

    C.  Subsequent to the date of the Circular, BofA and CIBC determined that it would be desirable for them to purchase any Installment Notes to be sold by the Depositary as described above.

    D.  L-P, BofA and CIBC desire to set forth herein the terms of any such purchases of Installment Notes by BofA and CIBC from the Depositary and certain other matters.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

    1.  Standby Purchase.  BofA and CIBC shall purchase from the Depositary, at a purchase price equal to the principal amount thereof and no later than three business days after L-P Acquisition has taken up and paid for the Shares pursuant to the Offer, all Installment Notes which are to be pooled and sold by the Depositary in accordance with the terms of the Offer as described in the recitals to this Agreement. BofA and CIBC each acknowledges that it has received and reviewed a copy of the Circular.

      (a)  Representations of BofA and CIBC; Resale by BofA or CIBC.  Each of BofA and CIBC, severally and not jointly, represents and warrants to L-P that it is (i) an entity not formed for the specific purpose of acquiring Installment Notes and has total assets in excess of $5 million or (ii) otherwise an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 (the "Securities Act") and that any Installment Notes purchased by it pursuant to Paragraph 1 of this Agreement shall be so purchased for its own account. Each of BofA and CIBC, severally and not jointly, acknowledges that the Installment Notes have not been registered under the Securities Act. Each of BofA and CIBC, severally and not jointly, agrees that it will not sell, transfer or otherwise dispose of any Installment Notes except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.

    2.  Note Support.  If BofA (or any entity controlled by, controlling, or under common control with BofA) or CIBC shall at any time become the holder or otherwise directly or indirectly be in possession of any Installment Notes, whether pursuant to Paragraph 1 of this Agreement or otherwise, the following provisions of this Paragraph 2 shall apply for so long as BofA or CIBC holds any Installment Notes:

      (a)  Compliance with Certain Covenants.  L-P shall comply with all of the covenants set forth under the headings "Affirmative Covenants" and "Negative Covenants" in the Credit Agreement, dated as of January 31, 1997, among L-P, Louisiana-Pacific Canada Ltd., the several financial institutions from time to time party thereto (collectively, the "Banks") and BofA, as agent for the Banks (such Credit Agreement, as the same has been amended or otherwise modified prior to the date hereof being referred to herein as the "Credit Agreement"), subject in each case to any applicable grace periods provided for in the Credit Agreement. The covenants described in the immediately preceding sentence, as from time to time constituted pursuant to the immediately preceding sentence, are incorporated herein by this reference with the same force and effect as though they were set forth herein in their entirety, and shall be effective for purposes of this Agreement irrespective of any further amendment, expiration, termination, invalidity or unenforceability of the Credit Agreement.

      (b)  Representations of L-P.  L-P represents and warrants to BofA and CIBC that, as of the date hereof, the representations and warranties made by L-P set forth under the heading "Representations and Warranties" in the Credit Agreement (exclusive of the last two sentences of Section 5.13 of the Credit Agreement) are true and correct.

      (c)  Payment of Interest.  L-P shall cause the interest on any Installment Notes held directly or indirectly by BofA or CIBC to be paid in full within five business days after the due date therefor, irrespective of any longer grace period provided for in the indenture under which such Installment Notes shall have been issued.

      (d)  Remedies.  If (i) L-P shall breach or default under any covenant incorporated herein by reference pursuant to subparagraph (a) of this Paragraph 2 and such breach or default shall continue for 30 days after written notice thereof to L-P by BofA or CIBC, (ii) any representation or warranty incorporated herein by reference to subparagraph (b) of this Paragraph 2 shall prove to have been false or misleading in any material respect when made or when deemed to have been made, (iii) L-P shall breach or default under its covenant set forth in subparagraph (c) of this Paragraph 2 or fail to make any payment of principal on any Installment Note when due or (iv) an "Event of Default" under and as defined in the Credit Agreement shall occur, then L-P shall, upon demand by BofA, purchase from BofA (or any entity controlled by, controlling, or under common control with BofA), and upon demand by CIBC, purchase from CIBC, all Installment Notes held by, or otherwise in the direct or indirect possession of, such entity for a purchase price equal to the principal amount thereof plus accrued and unpaid interest to the date of such purchase.

    3.  General Provisions.  (a) Rights and Obligations Several. The rights and obligations of each of BofA and CIBC under this Agreement shall be several and not joint.

      (b)  Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of any provision of this Agreement and no consent with respect to any departure therefrom by any party hereto shall be effective unless the same shall be in writing and signed by the party granting such waiver or consent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (c)  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to L-P, to
Louisiana-Pacific Corporation 111 SW Fifth Avenue, #-4200 Portland, Oregon 97204 Attention: Mr. Curt Stevens Vice President and Chief Financial Officer Telecopy: (503) 821-5319
(ii)	if to BofA
Bank of America, N.A. Paper and Forest Products #9973 555 California Street; 41st Floor San Francisco, California 94104 Attention: Mr. Michael J. Balok Telecopy: (415) 622-458
(iii)	if to CIBC
Canadian Imperial Bank of Commerce BCE Place, P.O. Box. 500 161 Bay Street; 8th Floor Toronto, Ontario M5J 258 Attention: Managing Director, Global Paper and Forest Products Telecopy: (416) 594-8347

      (d)  Third-Party Beneficiaries.  This Agreement is not intended to confer upon any person (including without limitation any holder of Installment Notes other than BofA or CIBC and any trustee under the indenture under which the Installment Notes shall have been issued), other than the parties hereto, any rights or remedies.

      (e)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      (f)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by any of the parties without the prior written consent of all of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      (g)  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      (h)  Inconsistency With Other Documents.  With respect to the parties hereto, to the extent the terms of this Agreement are inconsistent with the terms of any Installment Note or the indenture under which such Installment Notes were issued, the provisions of this Agreement shall supersede and control such other inconsistent terms.

[signature page follows]

    IN WITNESS WHEREOF, L-P, BofA and CIBC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LOUISIANA-PACIFIC CORPORATION
By:
Name:
Title:
BANK OF AMERICA, N.A.
By:
Name:
Title:
CANADIAN IMPERIAL BANK OF COMMERCE
By:
Name:
Title:

WAIVER AND FIRST AMENDMENT
TO STANDBY PURCHASE
AND NOTE SUPPORT AGREEMENT

    THIS WAIVER AND FIRST AMENDMENT (this "Waiver and Amendment"), dated as of July 18, 2001, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware Corporation ("L-P"), BANK OF AMERICA, N.A., a national banking association ("BofA"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank ("CIBC").

RECITALS:

    A.  L-P, BofA and CIBC are parties to a Standby Purchase and Note Support Agreement, dated as of August 16, 1999 (the "Agreement"), pursuant to which BofA and CIBC purchased certain Installment Notes from the Depositary (as such terms are defined therein).

    B.  Section 2(a) of the Agreement requires that L-P comply with the negative covenant (Funded Debt to Net Worth) set forth in Section 7.01 of the Credit Agreement (as defined in the Agreement) as originally executed. L-P has informed BofA and CIBC that as of the end of the fiscal quarter ended June 30, 2001 as well as as of the end of certain prior fiscal quarters, but for the Waiver and Second Amendment to Credit Agreement dated as of February 16, 2001 among L-P, BofA for itself and the banks party thereto, and the other parties thereto, L-P would be in breach of such covenant under the Credit Agreement. L-P has requested that BofA and CIBC waive any breach or default under Section 2(a) of the Agreement that has arisen by reason of a failure to comply with the covenant set forth in Section 7.01 of the Credit Agreement as originally executed and incorporated into Section 2(a) of the Agreement by reference (the "Funded Debt to Net Worth Covenant"), and that BofA and CIBC agree to certain amendments of the Agreement. BofA and CIBC have agreed to do so subject to the terms and conditions of this Waiver.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

    2.  Waiver.  L-P acknowledges that it has failed to comply with the Funded Debt to Net Worth Covenant. Subject to the terms and conditions hereof, BofA and CIBC hereby agree to waive any breach or default arising out of such failure (the "Existing Defaults"). Nothing contained herein shall be deemed a waiver of (or otherwise affect BofA's or CIBC's ability to enforce) any breach or default of the Agreement other than the Existing Defaults.

    3.  Amendment to Agreement.  The Agreement shall be amended by inserting the following sentence at the end of Section 2(a) thereof:

    Notwithstanding the foregoing, the amendments with respect to Section 7.01 of the Credit Agreement set forth in Sections 3(a) and 3(d) of the Waiver and Second Amendment to Credit Agreement, dated as of February 16, 2001, shall be given effect for the purposes of this Section 2(a).

    4.  Representations and Warranties.  L-P hereby represents and warrants as follows:

      (a) Other than the Existing Defaults, no breach or default has occurred and is continuing under the Agreement.

      (b) The execution, delivery and performance of this Waiver and Amendment by L-P have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Agreement, as amended by this Waiver and Amendment, constitutes the legal, valid and binding obligation of L-P, enforceable against L-P in accordance with its respective terms, without defense, counterclaim or offset.

      (c) All its representations and warranties contained in the Agreement are true and correct as though made on and as of the Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

      (d) It is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon BofA or CIBC (except for compliance with the terms of this Waiver and Amendment) or any other person.

    5.  Effective Date.  This Waiver and Amendment will become effective as of date (the "Effective Date") on which BofA and CIBC have received from L-P an original or facsimile of this Waiver and Amendment, duly executed by BofA, CIBC and L-P.

    6.  Reservation of Rights.  L-P acknowledges and agrees that neither BofA's nor CIBC's execution and delivery of this Waiver and Amendment shall be deemed to create a course of dealing or otherwise obligate BofA or CIBC to execute similar waivers under the same or similar circumstances in the future.

    7.  Miscellaneous.

      (a) Except as expressly set forth herein, this Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of BofA or CIBC under the Agreement or any related documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Agreement or any related documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

      (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

      (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

      (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      (e) This Waiver and Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of Section 3(b) of the Agreement.

      (f)  If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Agreement, respectively.

      (g) L-P hereby covenants to pay or to reimburse BofA and CIBC, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and any other amendments or other documents relating thereto.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.

LOUISIANA-PACIFIC CORPORATION
By:
Name:
Title:
BANK OF AMERICA, N.A.
By:
Name:
Title:
CANADIAN IMPERIAL BANK OF COMMERCE
By:
Name:
Title: